                                                                     EXHIBIT 4.4
--------------------------------------------------------------------------------

                             SATYAM INFOWAY LIMITED

                                      AND

                                CITIBANK, N.A.,
                                 As Depositary

                                      AND

                         HOLDERS AND BENEFICIAL OWNERS
                  OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
                         AMERICAN DEPOSITARY RECEIPTS
                               ISSUED THEREUNDER


                        ________________________________
                                AMENDMENT NO. 1

                                       TO

                               DEPOSIT AGREEMENT


                          DATED AS OF JANUARY 6, 2000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

     AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, dated as of January 6, 2000 (the "Amendment"), by and among Satyam Infoway Limited, a limited liability company organized under the laws of the Republic of India (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America and acting as depositary, and any successor depositary hereunder (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued under the Deposit Agreement.

                          W I T N E S S E T H  T H A T
                          - - - - - - - - - -  - - - -

     WHEREAS, the parties hereto entered into that certain Deposit Agreement, dated as of October 18, 1999 (the "Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

     WHEREAS, the Company has instructed the Depositary to change the ratio of Shares (as defined in the Deposit Agreement) to ADSs from (i) one (1) Share to one (1) ADS to (ii) one fourth (1/4) of a Share to one (1) ADS, and desires to amend the Deposit Agreement to reflect such change; and,

     WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  DEFINITIONS.  Unless otherwise defined in this Amendment,
                    -----------
all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ARTICLE II

                        AMENDMENTS TO DEPOSIT AGREEMENT
                        -------------------------------

     SECTION 2.01.  DEPOSIT AGREEMENT.  All references in the Deposit Agreement
                    -----------------
to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of October 18, 1999, as amended by this Amendment.

     SECTION 2.02.  CHANGE OF RATIO.  All references made in the Deposit
                    ---------------
Agreement to each American Depositary Share representing one (1) Share shall, as of the Effective Date, refer to each American Depositary Share representing one fourth (1/4) of a Share.

                                  ARTICLE III

                         AMENDMENTS TO THE FORM OF ADR
                         -----------------------------

     SECTION 3.01.  CHANGE OF RATIO.  All references to each American Depositary
                    ---------------
Share representing one (1) Share made in the ADRs issued and outstanding as of the Effective Date shall refer to each American Depositary Share representing one fourth (1/4) of a Share.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 4.01.   REPRESENTATIONS AND WARRANTIES.  The Company represents and
                     ------------------------------
warrants to, and agrees with, the Depositary and the Holders, that:

     (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

     (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Republic of India, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of India, nor does any stamp or similar tax need to be paid in the Republic of India on or in respect of such agreements; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

     SECTION 5.01.  EFFECTIVE DATE.  This Amendment is dated as of the date set
                    --------------
forth above and shall be effective as of such date (the "Effective Date").

     SECTION 5.02.  NEW ADRS.  From and after the Effective Date, the
                    --------
Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or
                             ---------
subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

     SECTION 5.03. NOTICE OF AMENDMENT TO HOLDERS.  The Depositary is hereby
                   ------------------------------
directed to send notices informing the Holders of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding Receipts.

     SECTION 5.04. INDEMNIFICATION.  The Company agrees to indemnify and hold
                   ---------------
harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein, except to the extent such liability is due to the negligence or bad faith of any of them.

     SECTION 5.05. RATIFICATION.  Except as expressly amended hereby, the
                   ------------
terms, covenants and conditions of the Deposit Agreement, as originally executed, shall remain in full force and effect.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                        SATYAM INFOWAY LIMITED, as Company

                                        By:  /s/ R. Ramaraj
                                             --------------
                                        Name:  R. Ramaraj
                                        Title:  Chief Executive Officer

                                        CITIBANK, N.A., as Depositary

                                        By:  /s/ S.T. Yang
                                             -------------
                                        Name:  S.T. Yang
                                        Title:  Vice President
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           FORM OF OPINION OF COUNSEL TO ISSUER TO BE RECEIVED UPON
                        AMENDMENT OF DEPOSIT AGREEMENT

     The Issuer's local counsel opinion should address the following:

                          AUTHORITY AND GOOD STANDING
                          ---------------------------

         1. The Issuer has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation with power and authority to enter into the Deposit Agreement, dated as of October 18, 1999 and the Amendment No. 1 to the Deposit Agreement (as so amended, the "Deposit Agreement") and to file the Registration Statements on Form F-6 and Post-Effective Amendments to Registration Statements on Form F-6 ( as so amended the "Registration Statements") and Forms 20-F with the SEC and to engage in the transactions contemplated therein. The execution of the Deposit Agreement and the signing and filing of the Registration Statements with the SEC has been duly authorized by all requisite corporate action by and/or on behalf of the Issuer.

                       DUE EXECUTION AND LEGAL OBLIGATION
                       ----------------------------------

         2. The Deposit Agreement has been duly executed and delivered for and on behalf of the Issuer by an officer of the Issuer duly elected or appointed and thereunto duly authorized and constitutes the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms in the Republic of India except as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity. The Registration Statements have been signed for and on behalf of the Issuer by officers thereunto duly authorized and by directors duly elected or appointed.

                           CONSENTS, PERMITS, FILINGS
                           --------------------------

         3. All requisite permissions, consents, approvals, authorizations and orders (if any) have been obtained and all requisite filings (if any) have been made in the Republic of India to enable the Issuer to enter into the Deposit Agreement, to file the Registration Statements with the SEC and to engage in the transactions contemplated therein.

                               LOCAL FORMALITIES
                               -----------------

         4. Neither the Deposit Agreement, nor the Registration Statements nor any other document or instrument delivered by the Issuer to the Depositary needs to be recorded or filed with any agency or authority under Indian law nor does any stamp or
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     similar tax need to be paid under Indian law to ensure the legality, validity or admissibility into evidence of the Deposit Agreement.

                                  NO CONFLICT
                                  -----------

         5. None of the terms of the Deposit Agreement violate or conflict with, nor does the execution and delivery of the Deposit Agreement, the filing of the Registration Statement or the consummation of the transactions contemplated therein violate, or conflict with, the Certificate of Incorporation of the Issuer, the Bylaws of the Issuer, or any agreement to which the Issuer is a party or by which the Issuer is bound.

                              NO VIOLATION OF LAW
                              -------------------

         6. None of the terms nor the transactions contemplated by the Deposit Agreement violate any law, rule, regulation, order, judgment, administrative decree or regulation of the Republic of India or to which the Issuer is subject.

                                 ENFORCEABILITY
                                 --------------

         7. The Deposit Agreement is a valid, binding and enforceable contract under the laws of the Republic of India. The Depositary will not (absent negligence, bad faith or breach of contract and general principles of agency) be subject to any potential liability under Indian law for taking the actions contemplated in the Deposit Agreement.
--------------------------------------------------------------------------------